AMERICAN GENERAL CORPORATION

            STATEMENT OF RESOLUTION ESTABLISHING A SERIES OF SHARES

                         Providing for the Issuance of
                  7% Convertible Preferred Stock Pursuant to
              Article 2.13 of the Texas Business Corporation Act


      Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares of its Preferred Stock and fixing and determining the designations, preferences, limitations and relative rights thereof:

      1. The name of the corporation is American General Corporation (the "Corporation").

      2. The following resolutions, establishing and designating a series of shares and fixing and determining the designations, preferences, limitations and relative rights thereof, was duly adopted by a duly authorized committee of the Board of Directors of the Corporation on February 27, 1996 and by all necessary action on the part of the Corporation:

      RESOLVED, that pursuant to Article Four of the Restated Articles of Incorporation of the Corporation, as amended, which authorizes the issuance of three hundred sixty million (360,000,000) shares, consisting of sixty million (60,000,000) shares of Preferred Stock of the par value of one dollar fifty cents ($1.50) per share (hereinafter referred to as the "Preferred Stock"), and three hundred million (300,000,000) shares of Common Stock of the par value of fifty cents ($.50) per share (hereinafter referred to as the "Common Stock"), the Corporation hereby provides for the issuance of a series of Preferred Stock, designated as 7% Convert-ible Preferred Stock, and hereby fixes the designations, preferences, limitations and relative rights of the shares of the 7% Convertible Preferred Stock, in addition to those set forth in such Article Four, which shall be as follows:

      Section 1.  Designation And Amount.

      (a) The shares of this series of Preferred Stock shall be designated as "7% Convertible Preferred Stock" (the "7% Preferred Stock") and the number of shares constituting such series shall be 5,000,000 shares, par value $1.50
per share.   The  number of  authorized shares  of 7%  Preferred Stock  may be reduced to a number not less than the number of shares then issued by further resolution duly adopted by the Board of Directors of the Corporation or a duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the Texas Business Corporation Act stating that such reduc-tion has been so authorized. The shares of 7% Preferred Stock shall rank on a parity with the Corporation s Series A Cumulative Convertible Preferred Stock (the "Series A Stock") in respect of the payment of dividends and the
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distribution  of assets  upon  Liquidation  (as  defined in  paragraph (a)  of
Section 5).

      Section 2.  Dividends.

      (a) The holders of outstanding shares of 7% Preferred Stock will be entitled to receive, subject to the rights of holders of the Series A Stock and holders of other classes or series of stock which may from time to time be issued by the Corporation ranking on a parity with the 7% Preferred Stock in respect of dividends, and when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative preferential cash dividends from the date of initial issuance at a rate per annum of seven percent (7%) of the liquidation preference of $36.7625 per share (equivalent to $2.573375 per annum or $0.64334375 per quarter for each share of 7% Pre-ferred Stock), payable quarterly in arrears on each March 1, June 1, September 1 and December 1, respectively (each such date being hereinafter referred to as a "Preferred Dividend Payment Date"); provided, however, that, with respect to any dividend period during which a redemption occurs, the Corporation may, at its option, declare accrued dividends on the shares of 7% Preferred Stock to (but not including), and pay such accrued dividends on, the date fixed for redemption, in which case such dividends shall be payable to the holders of shares of 7% Preferred Stock as of the record date for such dividend payment and shall not be included in the calculation of the related Call Price (as defined in clause (ii) of paragraph (i) of Section 3). The first dividend shall be for the period from the date of initial issuance of 7% Preferred Stock to and including May 31, 1996 and will be paid on June 1, 1996. If any Preferred Dividend Payment Date shall not be a business day (as defined in clause (i) of paragraph (i) of Section 3), then the Preferred Dividend Payment Date shall be on the next succeeding day that is a business day. Each such dividend will be payable to holders of record as they appear on the books of the Corporation or any transfer agent for the shares of 7% Preferred Stock on such record dates, not less than 10 nor more than 50 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on the shares of 7% Preferred Stock shall accrue on a daily basis (except as otherwise provided in the last paragraph of
Section 3(c) with respect to Optional Conversion) commencing on and including the date of initial issuance of 7% Preferred Stock, and accrued dividends for each quarterly dividend period or portion thereof shall accumulate, to the extent not paid, on the Preferred Dividend Payment Date first following the quarterly period or portion thereof for which they accrue. Except as otherwise provided in Section 3(a) or 3(j)(2), accumulated unpaid dividends shall not bear interest. Dividends on the shares of 7% Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Dividends in arrears for any past quarterly dividend periods may be declared and paid at any time without reference to any regular Preferred Dividend Payment Date to holders of record on such date, not exceeding 50 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the shares of 7% Preferred Stock for any period shorter than a quarterly dividend period shall be computed on the basis of a 360-day

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year of twelve 30-day months.   Dividends on the shares of 7%  Preferred Stock
shall cease to accrue as of the close of business on the earlier of (i) the day immediately prior to the Mandatory Conversion Date, as defined in para-graph (a) of Section 3, or (ii) the day immediately prior to their earlier conversion or redemption.

      (b) If full cumulative dividends on the 7% Preferred Stock have not been declared and paid or irrevocably set apart for payment when due, then, subject to the next succeeding sentence, the Corporation shall not (i) declare or pay any dividend on any Dividend Pari Passu Security or Dividend Junior Security (each as defined below) or (ii) redeem, purchase, retire or otherwise acquire for consideration shares of any Dividend Junior Security (or rights, options or warrants to purchase such Dividend Junior Security), other than
(w) purchases or acquisitions of shares of any Dividend Junior Security in connection with the satisfaction by the Corporation or any of its majority-owned subsidiaries of its obligations under any employee benefit plan or the satisfaction by the Corporation of its obligations pursuant to any put contract requiring the Corporation to purchase any Dividend Junior Security,
(x) as a result of a reclassification of any Dividend Junior Security or the exchange or conversion of one class or series of any Dividend Junior Security for another class or series of any Dividend Junior Security, (y) redemptions or purchases of any Rights (as defined in Section 3(k)) or the declaration and payment of a dividend or distribution of similar share purchase rights in the future or (z) the purchase of fractional interests in shares of any Dividend Junior Security pursuant to the conversion or exchange provisions of such Dividend Junior Security or the security being converted or exchanged,
(iii) redeem, purchase, retire or otherwise acquire for consideration any Dividend Pari Passu Security (or rights, options or warrants to purchase such Dividend Pari Passu Security), or (iv) permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, pursuant to the forego-ing, purchase or otherwise acquire such shares at such time and in such manner. The preceding sentence, however, shall not apply to, or prohibit
(i) dividends  as  a  result of  a  reclassification  of  Dividend Pari  Passu
Securities or  Dividend  Junior  Securities,  (ii) dividends  of  any  Rights,
(iii) dividends or distributions of similar share purchase rights in the future, (iv) dividends or distributions in shares of Common Stock or another class or series of capital stock of the Corporation that is junior to the 7% Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up of the Corporation, or
(v) dividends with respect to Dividend Pari Passu Securities in accordance with the following sentence. If full cumulative dividends have not been paid upon the shares of 7% Preferred Stock and any other class or series of Dividend Pari Passu Securities, all dividends declared upon shares of 7% Preferred Stock and any other such class or series of Dividend Pari Passu Securities shall, if declared, be declared pro rata so that the amount of cash dividends declared per share on the 7% Preferred Stock and such other class or series of Dividend Pari Passu Securities shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of 7% Preferred Stock and such other class or series of Dividend Pari Passu Securities bear to each other.

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      The  term "Dividend Pari Passu  Security" means any  preference stock or preferred stock or other capital stock of the Corporation and any guarantee entered into by the Corporation in respect of any preference stock or preferred stock of any affiliate of the Corporation ranking pari passu with
the  7% Preferred  Stock as  to the  payment of  dividends.   "Dividend Junior
Security" means Common Stock, Series A Junior Participating Preferred Stock of the Corporation and any other class or series of capital stock of the Corpora-tion and any guarantee entered into by the Corporation in respect of any preference stock or preferred stock of any affiliate of the Corporation ranking junior to the 7% Preferred Stock as to the payment of dividends.

      (c) Accruals of dividends on the 7% Preferred Stock shall not bear interest, regardless of whether funds shall be legally available for the declaration or payment thereof.

      Section 3.  Redemptions or Conversions.

      (a) Mandatory Conversion on Mandatory Conversion Date. Unless earlier called for redemption or converted in accordance with the provisions hereof, on March 1, 2001 or, if such date is not a business day, the next succeeding day that is a business day (the "Mandatory Conversion Date"), each outstanding share of 7% Preferred Stock shall, without additional notice to holders thereof, convert automatically ("Mandatory Conversion") into:

            (i) fully paid and non-assessable shares of Common Stock at the Common Equivalent Rate (as defined herein) in effect on the Mandatory Conversion Date; plus

            (ii) the right to receive an amount in cash equal to all accrued and unpaid dividends on such share of 7% Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date) to and including the day immediately prior to the Mandatory Conversion Date, whether or not earned or declared, out of funds legally available therefor.

      The "Common Equivalent Rate" shall initially be one share of Common Stock for each share of 7% Preferred Stock and shall be subject to adjustment as set forth in paragraphs (d) and (e) of this Section 3.

      If an amount equal to all accrued and unpaid dividends on the shares of 7% Preferred Stock described in clause (ii) above (the "Required Dividend Amount") is not deposited with a bank or trust company in accordance with
Section 3(j)(2) on or prior to the Mandatory Conversion Date (the amount, if any, by which the Required Dividend Amount exceeds the amount so deposited in respect of the Required Dividend Amount being herein called the "Deposit Deficit"), the Corporation shall, out of funds legally available therefor, as promptly as practicable following the Mandatory Conversion Date, deposit cash with a bank or trust company in accordance with Section 3(j)(2) in an amount equal to the Deposit Deficit plus an amount equal to interest at the rate of 7% per annum, compounded quarterly, on the Deposit Deficit from time to time outstanding from and including the Mandatory Conversion Date to but not

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including  the date the Deposit Deficit is  reduced to zero; provided, that so long as a Deposit Deficit is outstanding, no class or series of stock thereafter issued by the Corporation shall rank senior to the claims of the holders of the shares of 7% Preferred Stock on the Mandatory Conversion Date with regard to the Required Dividend Amount and interest thereon as and to the
extent   provided  in  the  first  proviso  of  the  penultimate  sentence  of
Section 3(j)(2).

      (b) Right to Call for Redemption. Shares of 7% Preferred Stock are not redeemable by the Corporation before March 1, 2000 (the "Initial Redemption Date"). At any time and from time to time on or after that date until and including the day immediately prior to the Mandatory Conversion Date, the Corporation shall have the right to call, in whole or in part, the outstanding shares of 7% Preferred Stock for redemption (subject to the notice provisions set forth in paragraph (j) of this Section 3). On the redemption date, the Corporation shall deliver to the holders thereof in exchange for each such share called for redemption the greater of:

            (i) a number of fully paid and non-assessable shares of Common Stock determined by dividing the Call Price (as defined in clause (ii) of paragraph (i) of this Section 3) in effect on the re-demption date by the Current Market Price (as defined in clause (v) of paragraph (d) of this Section 3) per share of Common Stock determined as of the second Trading Date (as defined in clause (v) of paragraph (i) of this Section 3) immediately preceding the Notice Date (as defined in clause (iv) of paragraph (i) of this Section 3); or

            (ii) 0.8264 of a share of Common Stock (subject to adjustment in the same manner as the Optional Conversion Rate (as defined in paragraph
      (c) of this Section 3) is adjusted).

      If fewer than all the outstanding shares of 7% Preferred Stock are to be called for redemption, shares to be redeemed shall be selected by the Corporation from outstanding shares of 7% Preferred Stock by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable.

      (c) Optional Conversion. Shares of 7% Preferred Stock are convertible, at the option of the holders thereof ("Optional Conversion"), at any time or from time to time, before the Mandatory Conversion Date, unless previously redeemed, into shares of Common Stock at a rate of 0.8264 of a share of Common Stock for each share of 7% Preferred Stock (the "Optional Conversion Rate"), subject to adjustment as set forth in paragraphs (d) and
(e) of this Section 3. The right of Optional Conversion of shares of 7% Preferred Stock called for redemption shall terminate immediately before the close of business on the day prior to any redemption date with respect to such shares.

      Optional Conversion of shares of 7% Preferred Stock may be effected by delivering certificates evidencing such shares of 7% Preferred Stock, together

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with  written notice  of conversion  and, if  required by  the  Corporation, a proper assignment of such certificates to the Corporation or in blank (and, if applicable as provided in the following paragraph, cash payment of an amount equal to the dividends attributable to the current quarterly dividend period payable on such shares), to the office of the transfer agent for the shares of 7% Preferred Stock or to any other office or agency maintained by the Corpo-ration for that purpose and otherwise in accordance with Optional Conversion procedures established by the Corporation. Each Optional Conversion shall be deemed to have been effected immediately before the close of business on the
date  on which  the foregoing  requirements  shall have  been satisfied.   The
Optional Conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

      Holders of shares of 7% Preferred Stock at the close of business on a record date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares of 7% Preferred Stock on the corresponding dividend payment date notwithstanding the Optional Conversion of such shares of 7% Preferred Stock following such record date and on or prior to such divi-dend payment date. However, shares of 7% Preferred Stock surrendered for Optional Conversion after the close of business on a record date for any payment of declared dividends and before the opening of business on the next succeeding dividend payment date must be accompanied by payment in cash of an amount equal to the dividends attributable to the current quarterly dividend period payable on such shares on such next succeeding dividend payment date minus the dividends, if any, payable on such date on the number of shares of Common Stock issuable in connection with such Optional Conversion of such shares (unless such shares of 7% Preferred Stock are subject to redemption on a redemption date between such record date established for such dividend payment date and such dividend payment date). Except as provided above, upon any Optional Conversion of shares of 7% Preferred Stock, the Corporation shall make no payment of or allowance for unpaid dividends, whether or not in arrears, on such shares of 7% Preferred Stock as to which Optional Conversion has been effected or for previously declared dividends or distributions on the shares of Common Stock issued upon Optional Conversion.

      (d) Common Equivalent Rate and Optional Conversion Rate Adjustments. The Common Equivalent Rate and the Optional Conversion Rate are each subject to adjustment from time to time as provided below in this paragraph (d). All adjustments to the Common Equivalent Rate and the Optional Conversion Rate shall be calculated to the nearest 1/100th of a share of Common Stock (with 5/1000 of a share being rounded to the next lower 1/100 of a share).

            (i)   If the Corporation shall either:

                  (1) pay a dividend or make a distribution with respect to Common Stock in shares of Common Stock,

                  (2) subdivide or split its outstanding shares of Common Stock into a greater number of shares,

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                  (3)   combine its outstanding shares of Common Stock into  a
                        smaller number of shares, or

                  (4) issue by reclassification of its shares of Common Stock any shares of common stock of the Corporation then, in any such event, the Common Equivalent Rate and the Optional Conversion Rate in effect immediately prior thereto shall each be adjusted so that the holder of a share of 7% Preferred Stock shall be entitled to receive, on the conversion of such share of 7% Preferred Stock, the number of shares of Common Stock of the Corporation which such holder would have owned or been entitled to receive after the happening of any of the events described above had such share of 7% Preferred Stock been converted at the Common Equivalent Rate (in the case of a Mandatory Conversion) or the Optional Conversion Rate (in the case of an Optional Conversion), as applicable, in effect immediately prior to the happening of such event or the record date therefor, whichever is earlier. Such adjustment shall become effective immedi-ately after the close of business on the record date for determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective time in case of a subdivision, split, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend or distribution shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend or distribution for purposes of calculating the number of outstanding shares of Common Stock under clauses (ii) and (iii) below.

            (ii) Subject to Section 3(d)(xi), if the Corporation shall issue rights (other than Rights) or warrants to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share (taking into account the consideration received for the issuance of such right or warrant plus any consideration to be received upon the exercise thereof) less than the Current Market Price per share of the Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then in each case the Common Equivalent Rate and the Optional Conversion Rate shall each be adjusted by multiplying (I) the Common Equivalent Rate or the Optional Conversion Rate, as applicable, in effect immediately prior thereto by (II) a fraction, of which the numerator shall be (A) the number of shares of Common Stock outstanding on such record date, plus
      (B) the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be (A) the number of shares of Common Stock outstanding on such record date, plus
      (B) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at the Current Market Price per share of the Common Stock on such record date (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price). Shares

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      of Common Stock owned by  or held for the account of the  Corporation or another company of which a majority of the shares entitled to vote in the election of directors are held, directly or indirectly, by the Corporation shall not be deemed to be outstanding for purposes of such
      computation.   Such adjustment shall  be made successively  whenever any
      such  rights  or   warrants  are  issued  and  shall   become  effective
      immediately after the close of business on the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that any rights or warrants referred to in this clause (ii) expire unexercised, the Common Equivalent Rate and the Optional Conversion Rate shall each be readjusted to the Common Equivalent Rate and the Optional Conversion Rate, respectively, which would then be in effect had the adjustment made upon the issuance of such rights or warrants been made upon the basis of the issuance of only the number of rights or warrants actually exercised.

            (iii) If the Corporation shall pay a dividend or make a distribution to all holders of its Common Stock of evidences of its indebtedness or other assets (including shares of capital stock of the Corporation but excluding any Excluded Dividends (as defined in this clause (iii)) and excluding any distributions and dividends referred to in clause (i) above), or shall distribute to all holders of its Common Stock rights or warrants to subscribe for or purchase securities of the Corporation or any of its subsidiaries (other than those referred to in clause (ii) above), the Common Equivalent Rate and the Optional Conversion Rate shall each be adjusted by multiplying (I) the Common Equivalent Rate or the Optional Conversion Rate, as applicable, in effect immediately prior to the date of such dividend or distribution by
      (II) a fraction, of which the numerator shall be the Current Market Price per share of Common Stock on the date fixed for the payment of such distribution (the "Reference Date"), and of which the denominator shall be such Current Market Price per share of Common Stock less the fair market value as of the Reference Date of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock. Such adjustment shall become effective immediately after the close of business on the record date for the determination of stockholders entitled to receive such dividend or distribution. "Excluded Dividends" shall mean (1) any dividend or distribution referred to in para-graphs (i)(1) or (i)(4) of this Section 3(d), (2) any dividend, distribution or issuance of rights or warrants referred to in para-graph (ii) of this Section 3(d) or of Rights, (3) any regular cash dividend on the Common Stock that does not exceed the per share amount of the immediately preceding regular cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in paragraph (i) of this Section 3(d)), and (4) in the case of any other dividend or distribution (cash or otherwise), that portion thereof which, when combined with the per share fair market value of all other dividends and distributions paid by the Corporation on Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of

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      the  events  referred  to in  paragraph  (i)  of  this Section 3(d)  and excluding dividends and distributions referred to in clauses (1) and (2) and dividends and distributions, or portions thereof, that resulted in an adjustment to the Common Equivalent Rate and the Optional Conversion Rate (or would have but for the application of Section 3(d)(vii), 3(d)(x) or 3(d)(xi)), does not exceed 15% of the Current Market Price per share of the Common Stock on the Trading Date immediately preceding
      the date of  declaration of  such dividend  or distribution.   The  fair
      market value of any dividend or distribution not paid in cash shall be determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and described in a resolution of
      the  Board  of  Directors of  the  Corporation.   For  purposes  of this
      paragraph (iii), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock of the Corporation, cash or assets other than such shares of Common Stock or such rights or warrants (making any Common Equivalent Rate or Optional Conversion Rate adjustment required by this paragraph (iii)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Common Equivalent Rate or Optional Conversion Rate adjustment required by para-graphs (i) or (ii) of this Section 3(d) and, in the case of rights or warrants, subject to the last sentence of such paragraph (ii)), except the Reference Date of such dividend or distribution as defined in this
      paragraph (iii)   shall  be   substituted  as   "the  record   date  for
      determination of stockholders entitled to receive such dividend or distribution," "the record date for determination of stockholders entitled to receive such rights or warrants", "the record date for such dividend or distribution" and "such record date" within the meaning of paragraphs (i) and (ii) of this Section 3(d).

            (iv) Anything in this Section 3 to the contrary notwithstanding, the Corporation shall be entitled to make such upward adjustments in the Common Equivalent Rate, the Optional Conversion Rate or the Call Price, in addition to those required by this Section 3, as the Corporation in its sole discretion shall determine to be advisable, in order that any stock dividends, subdivision or split of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to
      Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Corporation to its stockholders shall not be taxable. If the Corporation determines that such an adjustment to the Common Equivalent Rate, the Optional Conversion Rate or the Call Price should be made, an adjustment shall be made effective as of such date as is determined by the Board of Directors of the Corporation. The Corporation from time to time may make such upward adjustments in the Common Equivalent Rate, the Optional Conversion Rate or the Call Price, in addition to those required by this Section 3, by any amount selected by the Corporation for any period of time if the period is at least 20 days and the Board of Directors of the Corporation shall have made a determination that such upward adjustment would be in the best interest of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Common Equivalent Rate, the Optional Conversion Rate or the Call Price should be made pursuant to the foregoing provisions of this clause (iv), and if so, as to what adjustment should be made and when, shall be conclusive, final and bind-ing on the Corporation and all stockholders of the Corporation.

            (v) As used in this Section 3, the Current Market Price per share of Common Stock on any date of determination shall be the lesser of (A) the average of the daily Closing Prices for the fifteen consecutive Trading Dates ending on and including the date of de-termination of the Current Market Price, or (B) the Closing Price for the date of determination of the Current Market Price; provided, howev-er, that, for the purposes of calculating the Current Market Price in connection with any redemption of the 7% Preferred Stock, if any adjustment of the Common Equivalent Rate pursuant to paragraph (d) or paragraph (e) of this Section 3 is effective as of any date during the period beginning on the first day of such fifteen-day period and ending on the date on which shares of 7% Preferred Stock are to be redeemed, then the Current Market Price as determined pursuant to the foregoing will be adjusted to the extent appropriate to reflect such adjustment. If the Current Market Price is adjusted pursuant to the immediately preceding proviso as a result of the effectiveness of an adjustment of the Common Equivalent Rate but the event requiring an adjustment of the Common Equivalent Rate does not occur prior to the redemption of the 7% Preferred Stock, then the Corporation may in its sole discretion elect to defer the following until the occurrence of such event:

                  (1) issuing to the holder of any shares of 7% Preferred Stock surrendered for redemption the additional shares of Common Stock issuable upon such redemption over and above the shares of Common Stock issuable upon such redemption on the basis of the Current Market Price prior to adjustment; and

                  (2) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to paragraph (g) of this
            Section 3.

            (vi) Before taking any action that would cause an adjustment to the Common Equivalent Rate or the Optional Conversion Rate that would cause the Corporation to issue shares of Common Stock for consideration below the then par value (if any) of the Common Stock upon conversion or redemption of the 7% Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Common Equivalent Rate or Optional Conversion Rate.

            (vii) No adjustment in the Common Equivalent Rate or the Optional Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this clause (vii) are not required to be (and are not) made shall be carried forward and taken into account in any subsequent adjustment.

            (viii) In any case in which this Section 3(d) shall require that an adjustment in the Common Equivalent Rate or the Optional Conver-sion Rate as a result of any event become effective after the close of business on a record date, and the date of a conversion pursuant to paragraph (a) or (c) of this Section 3 occurs after such record date but before the occurrence of such event, the Corporation may in its sole discretion elect to defer the following until the occurrence of such event:

                  (1) issuing to the holder of any shares of 7% Preferred Stock surrendered for conversion the additional shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Common Equivalent Rate or the Optional Conversion Rate, as applicable, prior to adjustment; and

                  (2) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to paragraph (g) of this
            Section 3.

            (ix) Before redeeming any shares of 7% Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon such redemption.

            (x) Notwithstanding the foregoing provisions of this Section 3(d), no adjustment of the Common Equivalent Rate or Optional Conversion Rate shall be required to be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, or the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, officer, director, consultant or agent benefit plan or program or agreement of the Corporation or a subsidiary of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the 7% Preferred Stock was first designated pursuant to this State-ment of Resolution Establishing a Series of Shares.

            (xi) Notwithstanding any other provision of this Section 3(d), the issuance or distribution of Rights shall not be deemed to constitute an issuance or a distribution or dividend of rights, warrants, or other securities to which any of the adjustment provisions described above applies.

            (xii) In case the Corporation shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Sec-tion 3(d)(iii) (including, without limitation, dividends or distributions referred to in the last sentence of Section 3(d)(iii) but excluding the Excluded Dividends), the holder of each share of 7% Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of shareholders enti-tled to receive such distribution and prior to the effectiveness of the Optional Conversion Rate adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which such share of 7% Preferred Stock is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Corporation (whose election shall be evidenced by a resolution of the Board of Directors of the Corporation or a committee thereof) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holders any portion of such distribution not con-sisting of cash or securities of the Corporation, pay such holders an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors of the Corporation or a committee thereof). If any conversion of a share of 7% Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of 7% Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors of the Corporation or a committee thereof) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (y) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded, and (z) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebted-ness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock re-ceiving such distribution.

            (xiii) There shall be no adjustment of the Common Equivalent Rate or Optional Conversion Rate in case of the issuance of any capital stock (or securities convertible into or exchangeable for capital stock) of the Corporation or any other distribution or event except as specifically described in this Section 3. If any action would require adjustment of the Common Equivalent Rate and the Conversion Rate pursuant to more than one of the provisions of this Section 3, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holders of the 7% Preferred Stock.

      (e) Adjustment for Certain Mergers and Other Transactions. In case of any consolidation or merger to which the Corporation is a party (other than a consolidation or merger in which the Corporation is the surviving or continuing corporation and in which the shares of Common Stock outstanding immediately before the merger or consolidation remain unchanged), or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of a statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), each share of 7% Preferred Stock shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of 7% Preferred Stock might have been converted immediately before consummation of such transaction, (ii) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of 7% Preferred Stock would have been converted if the conversion on the Mandatory Conversion Date had occurred immediately before the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such share of 7% Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date), and (iii) redemption on any redemption date on or after the Initial Redemption Date in exchange for the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock that would have been issuable at the Call Price in effect on such redemption date upon a redemption of such share of 7% Preferred Stock immediately before consummation of such transaction, assuming that, if the Notice Date for such redemption is not before such transaction, the Notice Date had been the date of such transaction; and assuming in each case that such holder of shares of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash, or other property receivable upon consummation of such transaction (provided that, if the kind or amount of securities, cash, or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash, or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The kind and amount of securities into or for which the shares of 7% Preferred Stock shall be convertible or redeemable after consummation of such transaction shall be subject to adjustment as described in Section 3(d) following the date of consummation of such transaction. The Corporation may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

      (f) Notice of Adjustments, Etc. Whenever the Common Equivalent Rate and the Optional Conversion Rate are adjusted as herein provided, the Corporation shall:

            (i) forthwith compute the adjusted Common Equivalent Rate and the adjusted Optional Conversion Rate in accordance with this Section 3 and prepare a certificate signed by the Chief Executive Officer, the Chairman, the President, any Vice President or the Treasurer of the Corporation setting forth the adjusted Common Equivalent Rate and the adjusted Optional Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based and file such certificate forthwith with the transfer agent or agents for the 7% Preferred Stock and the Common Stock;

            (ii) make a prompt public announcement stating that the Common Equivalent Rate and the Optional Conversion Rate have been adjusted and setting forth the adjusted Common Equivalent Rate and the adjusted Optional Conversion Rate; and

            (iii) mail a notice stating that the Common Equivalent Rate and the Optional Conversion Rate have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Common Equivalent Rate and the adjusted Optional Conversion Rate to the holders of record of the outstanding shares of 7% Preferred Stock at or prior to the time the Corporation mails an interim statement to its stockholders covering the quarter-yearly period during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such quarter-yearly period.

      In case, at any time while any of the shares of 7% Preferred Stock are outstanding,

            (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock, other than Excluded Dividends; or

            (ii) the Corporation shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or

            (iii) the Corporation shall authorize any reclassification of its Common Stock (other than a subdivision or combination thereof) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required
      (except for a merger of the Corporation into one of its subsidiaries solely for the purpose of changing the corporate domicile of the Cor-poration to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Corporation other than changes resulting from differences in the corporate statutes of the state the Corporation was then domiciled in and the new state of domicile), or the sale or transfer of all or substantially all of the assets of the Corporation;

then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of 7% Preferred Stock, and shall cause to be mailed to the holders of record of the outstanding shares of 7% Preferred Stock, at least 10 days (or such shorter period, if any, as may be practicable in the case of an action described in clause (iii)) before the date hereinafter specified in clause (A) or (B) below (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale or transfer. The failure to give or receive the notice required by the preceding sentence or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.

      (g) No Fractional Shares. No fractional shares of Common Stock shall be issued upon redemption or conversion of any shares of the 7% Preferred Stock. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of the 7% Preferred Stock of any holder that are redeemed or converted on any redemption date or upon Mandatory Conversion or Optional Conversion, such holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the (i) Current Market Price of the Common Stock (determined as of the second Trading Date immediately preceding the Notice Date) in the case of redemption, or (ii) Closing Price of the Common Stock determined (A) as of the fifth Trading Date immediately preceding the Mandatory Conversion Date, in the case of Mandatory Conversion, or (B) as of the second Trading Date immediately preceding the effective date of conversion, in the case of an Optional Conversion by a holder. If more than one share of 7% Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the 7% Preferred Stock so surrendered or redeemed.

      (h) Cancellation. All shares of 7% Preferred Stock which shall have been issued and reacquired in any manner by the Corporation (including shares redeemed, shares purchased and retired and shares converted into shares of Common Stock or exchanged for shares of any other class of stock) shall be retired and canceled and the Board of Directors shall cause to be taken all action necessary to restore such shares to the status of authorized but unissued shares of Preferred Stock without designation as to series or class, and such shares may thereafter be issued, but not as shares of 7% Preferred Stock.

      (i)   Definitions.  As used herein,

            (i) the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close or a day which is or is declared a national or New York holiday;

            (ii) The "Call Price" of each share of 7% Preferred Stock shall be the sum of (x) $37.40584375 on and after the Initial Redemption Date, to and including May 31, 2000; $37.19262125 on and after June 1, 2000, to and including August 31, 2000; $36.9757225 on and after September 1, 2000, to and including November 30, 2000; and $36.7625 on and after December 1, 2000, to and including February 28, 2001; and (y) all ac-crued and unpaid dividends thereon to but not including the date fixed for redemption (other than previously declared dividends payable to a holder of record as of a prior date);

            (iii) the term "Closing Price" on any day shall mean the closing sales price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked quotations regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Ex-change, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked quotations of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if no such quotations are available, the fair market value of the Common Stock as determined by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose;

            (iv) the term "Notice Date" with respect to any notice given by the Corporation in connection with a redemption of shares of 7% Preferred Stock shall be the date on which first occurs either the public announcement of such redemption or the commencement of the mailing of such notice to the holders of the shares of 7% Preferred Stock in accordance with paragraph (j) of this Section 3;

            (v) the term "Trading Date" shall mean a date on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business.

      (j)   Procedures Regarding Redemption or Mandatory Conversion.

            (1)   The  Corporation will  provide notice  of any  redemption of shares of 7% Preferred Stock to holders of record of the 7% Preferred Stock to be redeemed not less than 20 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by mailing notice of such redemption first class postage prepaid, to each holder of record of the shares of 7% Preferred Stock to be redeemed at such holder's address as it appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of 7% Preferred Stock to be redeemed except as to the holder to which the Corporation has failed to give said notice of redemption or except as to the holder whose notice of redemption was defective. A public announcement of any call for redemption shall be made by the Corporation before, or at the time of, the mailing of such notice of redemption. Each such mailed notice shall state, as appropriate, the following:

            (i)   the redemption date;

            (ii) the number of shares of 7% Preferred Stock to be redeemed and, if less than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed;

            (iii) the Call Price, the number of shares of Common Stock per share of 7% Preferred Stock deliverable upon redemption and the Current Market Price used to calculate such number of shares of Common Stock;

            (iv) the place or places where certificates for such shares are to be surrendered for redemption; and

            (v) that dividends on shares of 7% Preferred Stock to be redeemed will cease to accrue on the day immediately prior to the redemption date (except as otherwise provided herein).

            (2)   The  Corporation's  obligation to  deliver shares  of Common
      Stock and cash, if any, in accordance with paragraphs (a) and (b) of this Section 3 shall be deemed fulfilled if, on or before a redemption date or the Mandatory Conversion Date, the Corporation shall deposit, with a bank or trust company having an office or agency and doing busi-ness in the Borough of Manhattan in New York City and having a capital and surplus of at least $50,000,000, such shares of Common Stock and cash, if any, as are required to be delivered by the Corporation pursuant to this Section 3 upon the occurrence of the related redemption or Mandatory Conversion, in trust for the account of the holders of the shares to be redeemed or converted (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such shares and funds be delivered upon redemption or conversion of the shares of 7% Preferred Stock so called for redemption or subject to conversion. Any shares of Common Stock and cash, if any, so deposited and unclaimed by the holders of shares of 7% Preferred Stock at the end of two years after such redemption or con-version date (together with any interest thereon not theretofore paid to the Corporation which shall be allowed by the bank or trust company with which such deposit was made) shall be paid by such bank or trust company to the Corporation (or its successor), after which the holder or holders of such shares of 7% Preferred Stock so redeemed or converted shall look only to the Corporation (or its successor) for delivery of such shares of Common Stock and cash, if any. Each holder of shares of 7% Preferred Stock to be redeemed or converted shall surrender the certificates evidencing such shares to the Corporation at the place designated in the notice of such redemption (or, in the case of a conversion pursuant to paragraph (a) of this Section 3, the principal executive offices of the Corporation or at such other place as may be designated by the Corpora-tion (or its successor) in a written notice mailed to the holders of record of the 7% Preferred Stock) and shall thereupon be entitled to receive certificates evidencing shares of Common Stock and cash, if any, payable pursuant to paragraph (a) or (b), as the case may be, of this
      Section 3, following such surrender and following the date of such redemption or conversion. In case fewer than all the shares represented by any such surrendered certificates are called for redemption, a new certificate shall be issued at the expense of the Corporation represent-ing the unredeemed shares. If (A) shares of 7% Preferred Stock are called for redemption and, on the date fixed for redemption, shares of Common Stock necessary for the redemption shall have been deposited with a bank or trust company as provided above or (B) shares of 7% Preferred Stock have been converted pursuant to paragraph (a) of this Section 3, then, notwithstanding that the certificates evidencing any shares of 7% Preferred Stock so called for redemption or converted shall not have been surrendered, the shares represented thereby so called for re-demption or converted shall be deemed no longer outstanding and all rights with respect to the shares so called for redemption or converted shall forthwith cease and terminate, except for the right of the holders to receive the shares of Common Stock and cash, if any, payable pursuant to this Section 3, without interest upon surrender of their certificates therefor; provided, that if any cash payable upon the surrender of cer-tificates evidencing shares of 7% Preferred Stock that have been converted pursuant to paragraph (a) of this Section 3 is not paid when due, the obligation to pay such cash shall bear interest at the rate of 7% per annum, compounded quarterly; and provided further that holders of shares of 7% Preferred Stock at the close of business on a record date for any payment of dividends on shares of 7% Preferred Stock shall be entitled to receive the dividends payable on such shares on the corre-sponding dividend payment date notwithstanding the redemption or conversion of such shares following such record date and on or before such corresponding dividend payment date. Holders of shares of 7% Preferred Stock that are redeemed or converted in a Mandatory Conversion shall not be entitled to receive dividends declared and paid on shares of Common Stock issuable on such redemption or Mandatory Conversion, and such shares of Common Stock shall not be entitled to vote, until such shares of Common Stock are issued upon the surrender of the certificates representing such shares of 7% Preferred Stock and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to the redemption date or Mandatory Conversion Date, as applicable.

      (k) Reservation of Shares and Rights. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of authorized but unissued shares of Common Stock, the maximum number of shares of Common Stock into which all shares of 7% Preferred Stock from time to time outstanding are convertible pursuant to paragraph (a) or (c) of this Section 3, but shares of Common Stock held in treasury of the Corporation may, in its discretion, be delivered upon any conversion of shares of 7% Preferred Stock. Whenever the Corporation shall issue shares of Common Stock upon conversion of 7% Preferred Stock, the Corporation shall issue, together with each such share of Common Stock, one right to purchase Series A Junior Participating Preferred Stock of the Corporation (or other securities in lieu thereof) pursuant to the Rights Agreement, dated as of July 27, 1989, between the Corporation and First Chicago Trust Company of New York, as amended, or any similar rights issued to holders of Common Stock in addition thereto or in replacement therefor (such rights, together with any additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by other holders of Common Stock (or are evidenced by outstanding share certificates representing Common Stock) at such time and have not expired or been redeemed.

      (l) Timing. The holders of shares of 7% Preferred Stock at the close of business on a record date for the payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption or conversion thereof subsequent to such record date and on or before such corresponding dividend payment date.

      (m) Partial Redemption. In no event shall the Corporation redeem less than all the outstanding shares of 7% Preferred Stock pursuant to paragraph
(b) of this Section 3 unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of 7% Preferred Stock for all past dividend periods.

      (n) Taxes. The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of shares of 7% Preferred Stock pursuant to this Section 3; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of the shares of 7% Preferred Stock redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

      (o) Listing. The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon redemption or conversion of the shares of 7% Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

      (p) Multiple Shares Surrendered. If more than one share shall be surrendered for redemption or conversion at one time by the same holder, the number of full shares of Common Stock issuable upon such redemption or conver-sion thereof shall be computed on the basis of the aggregate number of shares of 7% Preferred Stock so surrendered.

      (q) Compliance with Laws. Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon redemption or conversion of the 7% Preferred Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to delivery thereof by, any governmental authority.

      (r) Survival of Certain Provisions. So long as a Deposit Deficit is outstanding, the provisions contained in Sections 3(a) and 3(j)(2) hereof regarding a Deposit Deficit shall continue in full force and effect and shall not thereafter be amended, notwithstanding that no shares of 7% Preferred Stock remain outstanding.

      Section 4.  Voting Rights.

      (a)   Except  as  otherwise provided  by paragraph  (b)  or (c)  of this
Section 4 or as required by law, the holders of shares of 7% Preferred Stock shall have 4/5 of a vote in respect of each share of 7% Preferred Stock held as to all matters voted upon by the stockholders of the Corporation and shall vote together with the holders of the Common Stock and together with the holders of any other classes or series of stock who are entitled to vote in such manner and not as a separate class.

      (b) In the event that full cumulative dividends on the 7% Preferred Stock are not paid for six quarterly dividend periods, the number of directors of the Corporation constituting the entire Board of Directors shall be increased by two persons and the holders of shares of the 7% Preferred Stock, voting separately as a class together with the holders of shares of all other series of capital stock of the Corporation ranking pari passu with the 7% Preferred Stock as to the payment of dividends and having the then present right to elect one or more directors as a result of a dividend arrearage but not then entitled to other separate voting rights to elect one or more directors in the event of such an arrearage (herein referred to as "Class Voting Stock"), shall have the right to elect such directors to fill such positions at any regular meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the 7% Preferred Stock and such other Class Voting Stock called as provided in paragraph (c) below. Whenever all arrearages of dividends on the 7% Preferred Stock then outstanding shall have been paid or declared and irrevocably set apart for payment, then the right of the holders of shares of the 7% Preferred Stock (and, subject to the terms of such other Class Voting Stock, such other Class Voting Stock) to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons previously elected as directors by the holders of shares of the 7% Preferred Stock and such other Class Voting Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

      (c) At any time after the voting power referred to in paragraph (b) above, shall have been so vested in the holders of shares of the 7% Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder or the holders of at least 10% of the number of shares of 7% Preferred Stock then outstanding (addressed to the Secretary at the principal executive office of the Corporation) shall, call a special meeting of the holders of shares of the 7% Preferred Stock and all other Class Voting Stock for the election of the two directors to be elected by them; provided that the Secretary shall not be required to call such special meeting if the request for such meeting is received less than 45 calendar days before the date fixed for the next ensuing annual meeting of shareholders. Such call shall be made by notice similar to that provided in the by-laws of the Corporation for a special meeting of the shareholders or as required by law. Subject to the foregoing provisions, if any such special meeting required to be called as above provided shall not be called by the Secretary within 20 calendar days after receipt of an appropriate request, then any holder of shares of 7% Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books and records of the Corporation. Except as otherwise provided by law, at any such meeting, the holders of a majority of the number of shares of 7% Preferred Stock and such other Class Voting Stock then outstanding shall constitute a quorum for the purpose of electing directors as contemplated in paragraph (b) above. If at any such meeting or adjournment thereof a quorum of such holders of 7%
Preferred Stock and such other Class Voting Stock shall not be present, no election of directors by the 7% Preferred Stock and such other Class Voting Stock shall take place, and any such meeting may be adjourned from time to time for periods not exceeding 30 calendar days until a quorum of the 7% Preferred Stock and the Class Voting Stock is present at such adjourned meeting. Unless otherwise provided by law, directors to be elected by the holders of shares of 7% Preferred Stock and such other Class Voting Stock shall be elected by a plurality of the votes cast by such holders at a meeting at which a quorum is present. Notwithstanding the foregoing, the absence of a quorum of the 7% Preferred Stock and such other Class Voting Stock shall not prevent the voting of, including the election of, directors by the holders of Common Stock and other classes of capital stock at such meeting.

      (d) Any director who shall have been elected by holders of shares of 7% Preferred Stock (or by the holders of shares of 7% Preferred Stock, voting separately as a class together with the holders of one or more other series of Class Voting Stock), or any director so elected as provided below, may be removed at any time during a class voting period, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the number of shares of 7% Preferred Stock then outstanding, voting separately as a class together with the holders of all other series of Class Voting Stock then outstanding, if any, given at a special meeting of such shareholders called for the purpose, and any vacancy thereby created may be filled during such class voting period only by the holders of shares of 7% Preferred Stock and the other series, if any, of Class Voting Stock. In case any vacancy (other than as provided in the preceding sentence) shall occur among the directors elected by the holders of shares of the Series A Preferred Stock (and such other Class Voting Stock), a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders or special meeting held in place thereof upon the nomination of the then remaining director elected by the holders of the 7% Preferred Stock (and such other Class Voting Stock) or the successor of such remaining director.

      (e)   (i)  So  long  as   any  shares  of  7%  Preferred   Stock  remain
outstanding, the consent of the holders of at least two-thirds of the outstanding shares of 7% Preferred Stock and all other shares of preferred stock of the Corporation ranking on a parity with the 7% Preferred Stock as to the payment of dividends and the distribution of assets upon Liquidation that would be affected equally by the action described in clause (A) or (B) below and that are entitled to vote on such matter (voting together as a class, with each such share of preferred stock being entitled to a proportional share of the votes that may be cast with respect to such matter based on the proportion that the liquidation preference of such share bears to the aggregate liquidation preference of all shares entitled to vote thereon), given in person or by proxy, at any special or annual meeting called for such purpose, or by written consent as permitted by law and the Restated Articles of Incorporation and Bylaws, shall be necessary to permit, effect or validate any of the following:

            (A) the amendment, alteration or repeal of any of the provisions of the Restated Articles of Incorporation or of the resolutions contained herein which would materially and adversely affect any right, preference, privilege or voting power of the 7% Preferred Stock, provided, however, that any such amendment, alteration or repeal that would authorize, create or issue any additional shares of stock (whether or not already authorized) ranking on a parity with or junior to the 7% Preferred Stock as to dividends or as to the distribution of assets upon Liquidation, shall be deemed not to materially and adversely affect such rights, preferences, privileges or voting power, and provided further, however, that any such amendment, alteration or repeal may authorize, create or issue additional shares of stock ranking senior to the 7% Preferred Stock as to dividends or as to the distribution of assets upon Liquidation, if such action is approved in the manner set forth in subparagraph (ii) below; or

            (B) the consummation of a merger or consolidation of the Corporation with any other corporation, unless each holder of shares of 7% Preferred Stock immediately preceding such merger or consolidation shall receive or continue to hold in the surviving corporation the same number of shares, with substantially the same rights and preferences (except as contemplated by Section 3(e)), as correspond to the shares of 7% Preferred Stock so held.

            (ii) So long as any shares of 7% Preferred Stock remain outstanding, no class or series of stock ranking senior to the 7% Preferred Stock as to dividends or as to the distribution of assets upon Liquidation may be authorized, created or issued unless the Corporation shall have obtained the consent of either (A) the holders of at least two-thirds of the outstanding shares of 7% Preferred Stock and all other shares of preferred stock of the Corporation ranking on parity with the 7% Preferred Stock as to the payment of dividends and the distribution of assets upon Liquidation that are entitled to vote on such matter (voting together as a class, with each such share of preferred stock being entitled to a proportional share of the votes that may be cast with respect to such matter based on the proportion that the liquidation preference of such share bears to the aggregate liquidation preference of all shares entitled to vote thereon), or (B) the holders of a majority of the outstanding shares of 7% Preferred Stock, voting separately as a class, in each case given in person or by proxy, at any special or annual meeting, or by written consent as permitted by law and the Restated Articles of Incorporation and Bylaws.

            (iii) The provisions set forth in subparagraphs (i) and (ii) above shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, (A) all outstanding shares of 7% Preferred Stock shall have been redeemed or converted pursuant to paragraph (a), (b) or (c) of Section 3 or (B) all outstanding shares of 7% Preferred Stock are scheduled to be redeemed or converted pursuant to paragraph (a) or (b) of Section 3 within two months and sufficient shares of the Common Stock and cash, if any, necessary for such redemption or conversion shall have been deposited with a bank or trust company in accordance with
Section 3(j)(2).

            (iv) If the holders of the 7% Preferred Stock are entitled by law to vote on any matter other than as set forth in subparagraphs (i) or (ii) above, then (A) if such holders are entitled to vote on such matter together with another series of preferred stock of the Corporation, the vote required with respect to such matter shall be the vote of a majority of the outstanding shares of 7% Preferred Stock and all such other series of preferred stock entitled to vote thereon (voting together as a class, with each such share of preferred stock being entitled to a proportional share of the votes that may be cast with respect to such matter based on the proportion that the liqui-dation preference of such share bears to the aggregate liquidation preference of all shares entitled to vote thereon), and (B) if such holders are entitled to vote as a separate class with respect to such matter, the vote required with respect to such matter shall be a majority of the outstanding 7% Pre-ferred Stock.

      Section 5.  Liquidation Rights.

      (a) Subject to the rights of holders of Series A Stock and holders of any class or series of stock which the Corporation may in the future issue which ranks senior to, or on a parity with, the 7% Preferred Stock in respect of a distribution of assets upon the liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary (such event, a "Liquidation"), the holders of shares of 7% Preferred Stock shall be enti-tled to receive out of the assets of the Corporation available for distribution to stockholders, whether from capital, surplus or earnings, before any distribution or payment is made to holders of Common Stock of the Corporation or on any other class or series of stock of the Corporation ranking junior as to assets distributable upon Liquidation to the shares of 7% Preferred Stock, liquidating distributions in the amount of $36.7625 per share, plus an amount equal to all dividends accrued and unpaid thereon, whether or not earned or declared (including dividends accumulated and unpaid), to the date of Liquidation; but such holders shall not be entitled to any further payment. If, upon any Liquidation, the assets of the Corporation or proceeds thereof distributable among the holders of the shares of 7% Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of stock ranking on a parity with the 7% Preferred Stock in respect of a distribution of assets upon Liquidation, then such assets or proceeds thereof shall be distributed among the holders of shares of 7% Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of 7% Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes hereof, neither the consolidation or merger of the Corporation with one or more corporations nor the sale, lease or transfer by the Corporation of all or any part of its assets shall be deemed a Liquidation.

      (b) Subject to the rights of holders of shares of any class or series of stock ranking on a parity with or senior to the 7% Preferred Stock in re-spect of the distribution of assets upon Liquidation, and after payment shall have been made in full to the holders of 7% Preferred Stock, as provided in this Section 5, but not prior thereto, any other class or series of stock ranking junior to the 7% Preferred Stock in respect of the distribution of assets upon Liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 7% Preferred Stock shall not be entitled to share therein.

      (c) Written notice of any Liquidation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 15 days (to the extent practicable) prior to any payment date stated therein, to the holders of record of the 7% Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation or any transfer agent for the 7% Preferred Stock.

      Section 6.  Record Holders.

      The Corporation and the transfer agent for the 7% Preferred Stock may deem and treat the record holder of any share of 7% Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

      IN WITNESS WHEREOF, this Statement of Resolution Establishing a Series of shares has been made under the hand of the undersigned, the Vice Chairman and General Counsel of the Corporation, this 27th day of February 1996.


                              AMERICAN GENERAL CORPORATION


                              By:         /s/ Jon P. Newton
                              Name:       Jon P. Newton
                              Title:      Vice Chairman and General Counsel